SALE AND LEASEBACK FINANCING COMMITMENT
                         ("COMMITMENT")


                     TGI FRIDAY'S RESTAURANT

                    GREENSBURG, PENNSYLVANIA


5/13, 1997


     In reliance upon representations made by you in documents you furnished to us, AEI Fund Management, Inc., or its assigns, ("AEI"), agrees to purchase and you agree to sell and lease from AEI a TGI FridayOs restaurant to be located in Greensburg, PA and to be developed by the Seller/Lessee (the OParcelO), which Parcel will be subject to the provisions and conditions herein contained.

A.   SELLER

        Name:  Ohio  Valley  Bistros,  Inc., an Ohio Corporation
     Address:  5803 Mariemont Avenue
               Cincinnati, Ohio 45227
       Phone:  (513) 271-2349

B.   LESSEE

      Name:    Ohio Valley Bistros, Inc., an Ohio Corporation
   Address:    5803 Mariemont Avenue
               Cincinnati, Ohio 45227
     Phone:    (513) 271-2349

C.   PREMISES

      1.    Type of Improvements:  A TGI Friday's restaurant (the
"Improvements").

     2.   Location: Greensburg, PA, Westmoreland County

     3.   Land:   s.f.

D.   FEES AND COSTS

          1. A Commitment Fee equal to one percent (1.0%) of the total Purchase Price, as defined in Article E.1 hereof, (the "Commitment Fee") will be payable to AEI upon execution of this Commitment and shall be considered earned upon Seller/Lessee's execution and delivery of this Commitment. At Seller/Lessee's election the Commitment Fee may included as a project cost funded by AEI and reimbursed to Lessee.

          2. All outstanding real estate taxes, and levied and pending special assessments, due and payable prior to the Closing Date, shall be paid by Seller or Lessee in full at or prior to the Closing Date.






Seller/Lessee Initial:
Commitment For: TGI Friday's Restaurant, /s/ JC
May 6, 1997




          3. Lessee shall pay all expenses incident to the closing and necessary to comply with the requirements herein, as consistent with this Commitment, including AEI's attorney's fees necessary to complete this transaction. AEI's out-of-pocket costs such as attorney fees, state registration and reporting fees and credit and background report fees, which are exclusive of Seller's and Lessee's soft costs, shall not exceed $7,500.00, plus, if any, such additional fees or costs not reasonably anticipated or evident from the information available to AEI as of the date hereof, as long as Seller and/or Lessee is not in default hereunder. Such costs may be included, at Lessee's option, in total costs funded by AEI, if and when the transaction contemplated hereunder shall close.

E.        PURCHASE TERMS

          1. Purchase Price: Not to exceed $1,650,000.00 (may include all verifiable project costs approved by AEI, including those costs shown on Exhibit "A" attached hereto, (the "Total Project Cost"), but not to exceed AEI approved MAI appraised value (the "Purchase Price").

          2.    Closing Date:  If Seller has not performed  under
          this agreement by December 31, 1997, (the "Closing Date"), this Commitment shall be null and void at the option of AEI. In the event of a delay in closing caused by a Force Majeure Event, this Commitment shall be extended upon written notice by Seller of such event, in any event not more than by sixty (60) days, provided Seller immediately commences a cause of action designated to fulfill is obligations hereunder. An extension for reason other than a Force Majeure Event must be submitted in writing by Seller and must be approved by AEI, in its sole discretion. A written addendum to this Commitment shall be required for all extensions. For purposes of the foregoing, a Force Majeure Event includes acts of God, action of the elements, warlike action, insurrection, revolution, or civil strife, piracy, civil war or hostile action, strikes, acts of public enemies, federal or state laws, rules and regulations of any governmental authorities having jurisdiction over the Parcel, beyond the control of Seller or Lessee. A Force Majeure Event shall not include a delay, damage or failure for which the cure may be effected by the expenditure of funds at then current market prices.

          3. This Commitment shall not be assignable by Seller or Lessee, by law, or otherwise, but may be assigned by AEI at its option, in whole or in part, in such manner as AEI may determine, to an affiliate of AEI. Notwithstanding any such assignment, AEI and its assignee shall both be liable for AEI's obligations hereunder.

          4. Parcel Inspection: As a condition precedent to AEI's obligation hereunder, the Parcel shall be inspected and approved by AEI prior to or after issuing a Sale/Leaseback commitment. Within five (5) business days of receipt of an invoice from AEI, Seller/Lessee shall reimburse AEI for its actual out-of-pocket costs of performing such site inspection, not to exceed $1,000.00. At LesseeOs election this fee may be included as a project cost and reimbursed to Lessee at closing.


Seller/Lessee Initial:
Commitment For: TGI Friday's Restaurant, /s/ JC
May 6, 1997





     5. Management Review and Interview: AEI has reviewed and approved the management of Seller. As a condition precedent to AEI's obligations hereunder, there shall be no material changes in the management of Seller prior to closing.

          6. Supporting Documents: As soon as possible, and as a condition precedent to closing on the Parcel, the supporting documentation listed must be submitted to AEI, not less than ten (10) business days prior to the Closing Date, in form and content satisfactory to AEI and its counsel:

                a. All documentation listed on Exhibit "B" attached hereto.

                b. A Commitment for an ALTA Owner's Policy of Title Insurance insuring marketable title in the Parcel. The policy shall be issued by a company acceptable to AEI and shall contain such endorsements as AEI may require including extended coverage, owners comprehensive coverage, and absent independent verification thereof satisfactory to AEI, a zoning compliance endorsement. Seller must provide, at its expense, an original and a copy of an ALTA owner's preliminary commitment for title insurance (ALTA owner - 1970 Form B) insuring marketability and subject only to such matters as AEI may approve. The title commitment should list Seller as the present fee owner and should show AEI as the fee owner to be insured. The title commitment should also include an itemization of all outstanding and pending special assessments or should state that there are none, if such is the case. It should also state the manner in which any outstanding assessments are payable, that is, whether they are payable in monthly or yearly installments, setting forth the amount of each such installment and its duration. The commitment should also include an itemization of taxes affecting the Parcel and the tax year to which they relate; should state whether taxes are current and, if not, should show the amounts unpaid, the tax parcel numbers, and whether the tax parcel includes property other than the Parcel to be purchased. All easements, restrictions, documents, and other items affecting title should also be listed in Schedule "B" of the title commitment. COPIES OF ALL INSTRUMENTS CREATING SUCH EXCEPTIONS MUST BE ATTACHED TO THE TITLE COMMITMENT.

                     c.Insurance  policies  issued  by  companies
               acceptable to AEI, with loss clauses in favor of AEI, complying with the guidelines set forth on Exhibit "D" attached hereto.

                     d.As-Built survey acceptable to AEI prepared
               by   a   licensed  surveyor  acceptable  to   AEI,
               complying with the guidelines set forth on Exhibit
               "E" attached hereto.

                     e.Final  plans  and specifications  for  the
               Improvements prepared by an architect or engineer acceptable to AEI.

                     f.A  soil  report prepared  by  an  engineer
               acceptable to AEI.

                     g.Appraisal of the Parcel by an  independent
               M.A.I. or other appraiser acceptable to AEI, which report shall include a land value estimate, application of the three approaches to value (sales comparison, income capitalization, and cost), and a reconciliation of value.


Seller/Lessee Initial:
Commitment For: TGI Friday's Restaurant, /s/ JC
May 6, 1997




                     h.Certificate  of Occupancy,  or  its  equiv
               alent, issued by the appropriate authorities indicating that the Parcel is in compliance with building, zoning and subdivision, environmental and energy laws and regulations. Also a letter from the appropriate officer of the municipality or county exercising land use control over the Parcel stating: (a) the zoning code affecting the Parcel; (b) that the Parcel and its intended use complies with such zoning code, city ordinances and building and use restrictions; (c) that there are no variances, conditional use permits or special use permits required for use of the Improvements on the Parcel, or if such permits are required, specifying the existence of same and their terms, and (d) that the Parcel complies with the platting ordinances affecting them and can be conveyed without the requirement of a plat or replat of the Parcel. If the Parcel falls within any subdivision rules or regulations, evidence of compliance with such subdivision regulations, or waiver of the same by the appropriate officials, is required. (AEI shall make the initial attempts to obtain the zoning compliance letter in a form satisfactory to AEI).

                     i.Written  advice  from  all  proper  public
               utilities and municipal authorities, that utility services are available and connected to the Parcel for gas, electricity, telephone, water and sewer. (AEI shall make the initial attempts to obtain the utility letters in form satisfactory to AEI).

                     j.Certificate of Completion executed by  the
               project architect, general contractor and owner certifying that the Improvements have been completed in accordance with the plans and specifications and comply with all applicable building, zoning, energy, environmental laws and regulations, and the objective standards of the Americans with Disabilities Act.

                     k.Copies  of  any  and all certificates,  pe
               rmits, licenses and other authorizations of any governmental body or authority which are necessary to permit the use and occupancy of the Improvements on the Parcel, specifically including, but not limited to, liquor licenses.

                     l.Certified cost statement showing the  cost
               of the land and of the Improvements constructed on the Parcel, signed by the owner and general contractor, and an item by item list of the components comprising the Improvements.

                     m.Fully executed Franchise Agreement for use
               of the Parcel  as an TGI Friday's Restaurant.

                     n.Photographs of all sides of  the  exterior
               and interior of the completed Improvements.

                     o.Certified  copies of the  Articles  of  In
               corporation,  By-Laws,  or partnership  agreement,
               and Good Standing Certificate for the Seller/Lessee, together with all other documents AEI deems necessary to support the authority of the persons executing any documents on behalf of the corporation, or partnership, including applicable encumbrancy certificates and corporate/partnership resolutions of the directors and shareholders.


Seller/Lessee Initial:
Commitment For: TGI Friday's Restaurant, /s/ JC
May 6, 1997





                     p.UCC searches on Seller and Lessee from the
               offices  of  Secretary  of State  and  the  County
               Recorder for the state and county in which the Parcel is located.

                     q.Phase  I  Environmental Assessment  Report
               prepared by an engineer satisfactory to AEI containing evidence satisfactory to AEI that the Parcel complies with all federal, state and local environmental regulations. Additional reports may be required by AEI based upon its review of the Phase I report. If Seller fails to deliver any additional reports AEI may deem necessary to complete and approve its environmental investigation of this Parcel, AEI may terminate this Commitment and retain that portion of the Commitment Fee to cover any and all of its costs incurred hereunder.

                    r.Execution of:  Lease; Opinion of Seller and
               Lessee's Counsel; Hazardous Substance Indemnity Agreement of Seller and Lessee, Seller's and LesseeOs Affidavit; all in form and substance satisfactory to AEI, consistent with the terms hereof.

                     s.Financial  statements as  listed  and  ref
               erenced on Exhibit "C" attached hereto.

F.             LEASE TERMS

     The lease, in the form agreed upon between the parties hereto prior to the Closing Date will be executed and delivered by AEI and Seller/Lessee at closing, to include the following terms:

               1.   Base Rent:

                    a.Initial Annual Rental Rate as Percentage of
               Purchase Price: 10.25% for the first and all those subsequent Parcel.

                    Rent shall be payable in advance of the first
               day of each month in equal monthly installments.

                    b.Beginning in the second (2nd)  lease  year
               and continuing every lease year thereafter, including renewal terms, such annual rent would increase by an amount equal to one and thirteen one hundredths percent (1.13%) of the prior periodOs annual rent.

               2.   Initial Lease Term: 15 years.

               3.    Renewal Terms:   Two (2) terms of  five  (5)
               years each .

               4.   Type of Use:Casual Dining Restaurant.

          6. It is the intent of the parties that the Lease shall be a net lease in all respects and that the Rent shall be a net rent paid to AEI; any and all other expenses including, but not limited to, maintenance, repair, insurance, utilities, costs, taxes and assessments shall be paid by Lessee.

Seller/Lessee Initial:
Commitment For: TGI Friday's Restaurant, /s/ JC
May 6, 1997







G.   DOCUMENTS

     The documents listed below shall be prepared by AEI's counsel in accordance with the terms hereof and executed at, or prior to, the Closing Date in form and substance satisfactory to AEI and (subject to Article L. hereof) Seller and its Counsel:

     1.   Net Lease Agreement.
     2.   Attorney's Opinion Letter to be given by Seller's
          and Lessee's outside counsel necessarily familiar with the conduct of Seller's and Lessee's business to render such opinion and an opinion from an attorney in the state in which the Parcel is situated as to, inter alia, the enforceability of the Lease and due authority of signatories.
     3.   Lessee Estoppel Letter.
     4.   Affidavit of Seller and Lessee.
     5.   Hazardous Substances Indemnification Agreement of
          Seller and Lessee.
     6.   Foreign  Investment  in  Real  Property  Tax  Act
          (FIRPTA) Affidavit of Seller.
     7.   Tri-Party  Agreement  with  Provident  Bank   in
          substantially the same form as agreed to between AEI, Ristorante Karlo, Inc. and Provident Bank on December 29, 1995, except that in the event of any future assignment, the release of Provident Bank shall be subject to the provisions and restrictions of assignment and subletting as set forth in the Lease.

     Seller shall furnish a proposed Warranty Deed to AEI's counsel for its review and approval.

H.   FAIR CREDIT REPORTING ACT

     Seller/Lessee warrants that all credit information submitted is true and correct, and authorizes AEI to make credit investigations and obtain credit reports and other financial information, written or oral, respecting Seller/Lessee's credit and financial position, as it may deem necessary or expedient at Seller/Lessee's cost and expense.

I.   INTERPRETATION

     This Commitment, and the terms of the transaction contemplated to be made in conformity herewith, shall be construed in accordance with all applicable governmental regulations and in accordance with the laws of the State of Minnesota.

J.   CERTIFICATION

      Seller and Lessee hereby certify that:

          1. It does not have any actions or proceedings pending, which would materially affect the Parcel, or Lessee, except matters fully covered by insurance;

          2. The consummation of the transactions contemplated hereby, and the performance of this Commitment and the delivery of the Lease and other security and credit instruments, will not result in any breach of, or constitute a default under, any indenture, bank loan or credit agreement, or other instruments to which Seller or Lessee is a party or by which it may be bound or affected;

          3. All of both Seller's and Lessee's covenants, agreements, and representations made herein, and in any and all documents which may be delivered pursuant hereto, shall survive the delivery to


Seller/Lessee Initial:
Commitment For: TGI Friday's Restaurant, /s/ JC
May 6, 1997





                AEI of the Lease and other documents furnished in accordance herewith, and the provisions hereof shall continue to inure to AEI's benefit, and its successors and assigns;

          4. Upon the date of execution of the other documents contemplated by this Commitment, the Parcel shall be in good condition, substantially undamaged by fire and other hazards, and the same shall not have been made the subject of any condemnation proceedings.

K.   TERMINATION

           This Commitment may be terminated prior to closing at AEI's option (but reserving to AEI its right to pursue its remedies at law or equity for Seller's breach hereof) in such manner as AEI may determine, if: 1) Seller or Lessee fails to comply with any of the terms hereof, including but not limited to, obtaining AEIOs approval of the Supporting Documents listed in Paragraph E.6. above, and does not satisfactorily cure the same on or before the Closing Date;
     2)  a  default exists in any financial obligation of Lessee;
     3) any representation made in any submission proves to be untrue, substantially false or misleading at any time prior to the Closing Date; 4) there has been a material adverse change in the financial condition of a Lessee since the date of execution of the Commitment or there shall exist a material action, suit or proceeding pending or threatened against Lessee; 5) any bankruptcy, reorganization, insolvency, withdrawal, or similar proceeding is instituted by or against Lessee

     In the event Seller or Lessee and AEI do not reach mutual agreement on the documents contemplated to be executed by either party hereunder, this Commitment may be terminated at the option of either party; AEI shall in such event refund the Commitment Fee to Seller, less AEI's out-of-pocket expenses incurred hereunder, including but not limited to attorney's fees.

     If AEI shall exercise a right to terminate this Agreement for any reason other than Seller/LesseeOs unwillingness to close, AEI shall in such event refund the Commitment Fee to Seller/Lessee, less AEI's out-of-pocket expenses incurred hereunder, including, but not limited to, attorney's fees. However, if Seller/Lessee shall refuse to close though AEI shall be ready, willing and able to close, AEI may exercise any remedy available at law or equity, including but not limited to retention of the entire Commitment Fee.

     AEI, Seller and Lessee acknowledge the unique nature of the Parcel and agree that Seller's or Lessee's breach of this Commitment may result in irreparable harm to AEI not compensable by an action for monetary damages. The parties therefore agree that AEI shall have the right of specific performance to enforce the sale of the Parcel, to retain the Commitment Fee, as well as to such other forms of equitable relief as are available, without having to precede a suit in equity with an action at law. Seller and Lessee likewise are entitled hereby to specific performance; however, such right of Seller and Lessee shall terminate automatically in the event AEI exercises its option to terminate this Commitment by reason of Seller's or Lessee's failure to close pursuant to this Commitment on or before the date earlier stated in Section E.2. hereof through no fault of AEI. Each party agrees to pay and discharge all reasonable costs, and actual attorneys' fees and expenses that shall be incurred by the prevailing party in enforcing the covenants, conditions and terms of this Commitment or in successfully defending against an alleged breach thereof.



Seller/Lessee Initial:
Commitment For: TGI Friday's Restaurant, /s/ JC
May 6, 1997




L.   INCORPORATION OF SUBMITTED WRITTEN MATERIALS/AMENDMENTS

     This Commitment is issued by AEI pursuant to all written materials previously submitted to AEI by Seller and Lessee (the "Submitted Written Materials") and it is a proviso hereof that the terms and provisions of said Submitted
     Written  Materials  are  by express and  specific  reference incorporated herein and made a part hereof. Provided, however, in the case of any contradiction, variance, or ambiguity between any of the terms and provisions hereof and those of the Submitted Written Materials, the terms specifically delineated in this Commitment shall govern and shall supersede the conditions of the Submitted Written Materials. Neither this Commitment nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and in the case of AEI, signed by Robert P. Johnson, President of AEI, or his designee in writing signed by Mr. Johnson authorizing such other party to execute a specific change, waiver, discharge or termination instrument on behalf of AEI.

M.   EXPIRATION

     This Commitment must be executed and returned by registered or certified mail to AEI no later than May 23, 1997.

                              AEI Fund Management, Inc. (AEI)



                                By: /s/ Robert P Johnson
                                        Robert P. Johnson
                                        President

STATE OF MINNESOTA  )
                    )  ss
COUNTY OF RAMSEY    )

     On this 12th day of May, 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert
P. Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management, Inc., a Minnesota corporation, on behalf of said corporation.

                                   /s/ Laura J Miner
                                       Notary Public


                                   [notary seal]

This Commitment is accepted and agreed to this 13 day of May, 1997.


Ohio Valley Bistros, Inc.          Ohio Valley Bistros, Inc.
(Seller)                           (Lessee)


By: /s/ James Cox            By: /s/ James Cox

     Its:  President             Its:  President


Seller/Lessee Initial:
Commitment For: TGI Friday's Restaurant, /s/ JC
May 6, 1997




STATE OF Ohio  )
                         )  ss
COUNTY OF Hamilton  )

     On this 13th day of May, 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared James S Cox, personally known to me to be the person who executed the within instrument as the President of Ohio Valley Bistros, Inc., an Ohio corporation, on behalf of said corporation.


                              /s/ Joyce L Hoffman
                                  Notary Public

                         [notary seal]



STATE OF Ohio  )
                         )  ss
COUNTY OF Hamilton  )

     On this 13th day of May, 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared /s/ James S Cox, personally known to me to be the person who executed the within instrument as the President of Ohio Valley Bistros, Inc., an Ohio corporation, on behalf of said corporation.


                              /s/ Joyce L Hoffman
                                  Notary Public
                                  [notary seal]


      I/We  authorize  the  release  of  any  information  deemed necessary  by AEI to verify any and all information  supplied  to
AEI.   I/We shall hold AEI harmless for any damages arising  from verification of said information.


/s/ James Cox                 Dated:  5/13/97
Title:  (Seller)



/s/ James Cox                 Dated:  5/13/97
Title:  (Lessee)




Seller/Lessee Initial:
Commitment For: TGI Friday's Restaurant, /s/ JC
May 6, 1997



                           EXHIBIT "A"
         (Costs which may be included in the purchase.)


01. Land Costs or Site Acquisition Costs at Lessee's actual cost from unaffiliated parties.
02.  Demolition Costs and Site Preparation Costs.
03.  Architectural and Engineering Fees paid to non-affiliates.
04.  Outside Labor Costs.
05.  Material Costs.
06.  Soil Tests Costs.
07.  Surveying Costs paid to non-affiliates.
08.  Building   permits,  use  permits  and  other   governmental
     charges.
09.  Contractor Fees to non-affiliates.
10. Builders' Risk Insurance and Public Liability Insurance Premiums during the construction period.
11.  Utility Charges during construction.
12.  Construction Interest.
13.  AEI's one percent (1.0%) Commitment fee.
14.  Title Insurance Fees and Charges.
15. Recording Fees and Registration or Conveyancing Taxes, Fees, or Charges.
16. Real Estate Taxes due and payable, or actually paid by Seller as of the date of closing.
17. Special Assessments levied and pending and actually paid by Seller as of the date of closing.
18. Any fees or costs incurred by AEI in qualifying to hold title in the state where the Property is located.
19.  Appraisal Fees paid to non-affiliates (maximum $5,000).
20.  Attorneys' Fees of Seller and Lessee.
21.  Attorneys' Fees of AEI.
22. Attached, Permanent Equipment, not including signage, up to nine percent (9.0%) of Total Project Cost.


Seller/Lessee Initial:
Commitment For: TGI Friday's Restaurant, /s/ JC
May 6, 1997


                           EXHIBIT "B"
               PRELIMINARY DOCUMENTATION CHECKLIST



Prior to funding, the following must be received and approved by AEI, along with those items specified more fully in the Sale and Leaseback Financing Commitment.

          1. Business and marketing plan, with an explanation of what Lessee proposes to do, when, and at what costs to promote the success of this Parcel. (Include a structure/organizational chart of Lessee or operator, identifying departments and key personnel.)

          2.   Resumes of all principals of Lessee, including:

                A. educational, management and other experience histories;

                B.    history of businesses owned  with  the
               dates established/terminated; ownership structure and number of employees.

          3. Current financial statements as described on Exhibit "C" attached hereto.

          4. Site plan and maps showing site(s) and location(s) of competition.

          5.   Complete city map.

          6.    Market report and/or feasibility study, or report
          (include   demographic  data  on  trade  area   and   a
          description of the neighborhood) supporting this site.

          7. Dated and captioned photographs showing view of the Parcel and Improvements if completed.

          8.   MAI appraisal.  (To be ordered by AEI.)

          9.   Itemized Budget of total project cost.

          10.  Franchise agreement(s), license and UFOC.

          11.  Other:




Seller/Lessee Initial:
Commitment For: TGI Friday's Restaurant, /s/ JC
May 6, 1997


                           EXHIBIT "C"

              FINANCIAL DOCUMENTATION REQUIREMENTS

Lessee shall deliver to AEI, for its approval, the following documents to support AEI's standard credit underwriting requirements:

        I. Lessee's financial statements for its three most recent fiscal years, audited by an independent certified public accountant and prepared in conformity with generally accepted accounting principles. In lieu of audited financial statements for Lessee, audited financial statements for The Bistro Group inclusive of supporting schedules for Lessee, in form and substance substantially similar to those financial statements for The Bistro Group for each of the three fiscal years shall be acceptable. All financial statements submitted to AEI shall include a balance sheet and related statements of income, cash flows and stockholder's equity, and related notes to the financial statements. Additionally, all audited financial statements shall be accompanied by the auditor's opinion.

        II.Lessee's internally generated consolidated financial statements for the current and year-to-date periods. Said financial statements shall include at a minimum, a balance sheet and statement of income. Cash flow statements and statements of stockholder's equity should also be provided if available.

        III. Lessee's internally generated per store financial statements for the current and year-to-date periods. Said financial statements shall include at a minimum, a balance sheet and statement of income. Cash flow statements and statements of stockholder's equity should also be provided if available.

        IV.Lessee's internally generated per store annual financial statements for each of its prior three fiscal year periods. Said financial statements shall include at a minimum, a balance sheet and statement of income. Cash flow statements and statements of stockholder's equity should also be provided if available.

        V. Pro forma of first year's operations for the property to be financed.

        VI.Itemized budget of total project cost for the property to be financed.

        VII. Current personal financial statements for all Guarantors and, if individuals, their spouses. All personal financial statements must be signed, dated and include certification language attesting to their accuracy (see below).


Items I-VI above shall be prepared by Lessee in accordance with current GAAP guidelines and signed by Lessee's Chief Financial Officer, or other authorized individual, who must represent and warrant the accuracy thereof. For Item VII, each personal financial statement submitted to AEI shall be accompanied by the certification language appearing below and shall be personally signed by the Guarantor reflected on the personal financial statement. The certification language must read as follows:

   "The  undersigned hereby represents and warrants that
   the   information   contained  in   these   financial
   statements is true and correct in all material respects, understands that AEI is relying upon such information as an inducement for entering into a purchase and lease transaction with the undersigned, and expressly represents that AEI may have reliance upon such information."



Seller/Lessee Initial:
Commitment For: TGI Friday's Restaurant, /s/ JC
May 6, 1997

                           EXHIBIT "D"

                     INSURANCE REQUIREMENTS
                      (SALE AND LEASEBACK)

The following instructions should be followed with respect to requesting insurance policies on the Parcel:

1. An original property insurance policy for "All Risk" or "Special Form" coverage perils, including all exclusions and endorsements, will be required. The policy(s) shall be written with a coverage amount at full Replacement Cost of the Parcel, annually updated, including Improvements. The insured Parcel shall be described by the address of the Parcel. In the event that it is impossible to furnish the original policy in time for the closing on AEIOs purchase of the Parcel, an Insurance Certificate, form ACORD 27, detailing the policy coverage forms, with a paid receipt shall be acceptable. The original policy shall be forwarded to AEI without delay.

2. If the coverage referred to in Item 1. above is written via a blanket insurance policy, a Certificate of Insurance with a Statement of Values attached will be acceptable.

3.   All property insurance policies shall include a Building
Ordinance Compliance Endorsement.

4. All property insurance policies shall be written with no coinsurance.

5. The maximum deductible for any property insurance policy shall be $5,000.

6. Property insurance shall include Loss of Rents insurance in an amount to cover at least a 12 month period with the loss proceeds payable to AEI.

7. Flood insurance shall be required, in amounts acceptable to AEI, unless evidence is provided that the Parcel is not located in a designated Federal flood or storm surge area. Satisfactory evidence to determine if coverage is necessary shall be a Base Flood Elevation Certificate and/or a National Geodetick Vertical Datum (NGDV)-National standard reference datum for elevations, formerly referred to as Mean Sea Level (MSL) of 1929. If flood insurance coverage is required, it shall be in amounts of
with deductibles of                   .

8. Earthquake insurance shall be required, in amounts acceptable to AEI, unless evidence is provided that the Parcel is not located in a federally designated earthquake prone area or is not in an ISO High Risk Earthquake Zone. If earthquake coverage
is required, it shall be in the amounts of               with
deductibles of                .

9. Comprehensive General Liability coverage shall be written, with limits of $2,000,000 per occurrence and $5,000,000 aggregate. These limits can be accomplished either by underlying liability policies or by the sum of the underlying policy plus an excess or umbrella policy. The coverage shall include an endorsement in favor of AEI which is ISO Form CG 20 11 11 85 Additional Insured - Managers Or Lessors Of Premises", or an equivalent endorsement. The coverage shall by written on an Occurrence Form basis and shall include Broad Form Contractual Liability coverage. The Claims Made form of coverage is not acceptable. The maximum deductible for any liability insurance
policy shall be              .

10. If liquor is sold on the premises of the Parcel, Liquor Liability coverage (also known as Dram Shop coverage) shall be required. The coverage shall be written in the statutory amount which is required by the State in which the Parcel is located, if said State has a maximum recovery statute. Otherwise,


Seller/Lessee Initial:
Commitment For: TGI Friday's Restaurant, /s/ JC
May 6, 1997




the coverage shall be written with limits of $2,000,000 per occurrence and $5,000,000 aggregate.

11. At any time, at the discretion of AEI, Pollution Liability coverage may be required.

12. The "Additional Requirements For All Insurance Policies" are as follows:

     a. Definition of "AEI" regarding Additional Insured and Loss
     Payee Endorsements:

          "AEI                      Limited Partnership, AEI
                      , Inc., the Corporate General Partner,
          Robert P. Johnson, as the Individual General Partner and its successors and assigns as their respective interests may appear. "

     b. Each policy shall be accompanied a proof of payment of the first annual premium.

     c. All property policies shall name AEI as Loss Payee and Additional Insured.

     d. All liability policies shall name AEI as Additional
     Insured.

     e. All property and liability insurance policies shall contain Waiver of Subrogation Endorsements waiving all rights of subrogation, if any, against AEI.

     f. AEI shall receive a thirty (30) day written notice in the event of cancellation, material amendment, or expiration without renewal of the policies. The certificate of insurance must not contain the following language: "will endeavor to mail" and "but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives".

     g. All insurance companies shall be approved in writing by AEI.

     h. All property and liability insurance policies will be analyzed at least quarterly regarding their coverages and adjusted at any time at the option of AEI.

13. At the discretion of AEI, key man insurance can be required as called for in Lessee's Sale and Leaseback Financing Commitment with AEI as owner of the policy or sole and irrevocable beneficiary.

* Please call in AEI's Insurance Analyst in the Lease Management
Department to determine amounts, 1-800-328-3519.





Seller/Lessee Initial:
Commitment For: TGI Friday's Restaurant, /s/ JC
May 6, 1997


                           EXHIBIT "E"

                       SURVEY REQUIREMENTS



1. The plat or map of such survey must bear the name, address and signature of the licensed land surveyor who made the survey, that surveyor's official seal and license number (if any, or both), and the date of the survey, with the following certification:

     I,                         , a registered land surveyor, in
     and  for the State of            do hereby certify  to  AEI
     Fund Management, Inc., a Minnesota corporation, or its assigns (PLEASE CONTACT ACQUISITIONS CLOSING MANAGER AT 1-
     800-328-3519   FOR  INFORMATION),  and
     (insert name of title company), that this is a true and correct plat of a survey of

          (Insert Legal Description)

     which correctly shows the location of all buildings, structures and improvements on said described property; that there are no visible encroachments onto adjoining properties, streets, alleys, easements or setback lines by any of said buildings, structures or improvements; that there are no recorded or visible right of ways or easements on said described property, except as shown on said survey; that there are no party walls or visible encroachments on said described property by buildings, structures or other improvements situated on adjoining property, except as shown on said plat or survey; and that the described property has direct access to a publicly dedicated right-of-way at the location shown on said plat or survey.

          By:

          Dated:

2. If the street address of the Parcel is available, it should be noted on the survey.

3. The survey boundary should be drawn to a convenient scale, with that scale clearly indicated. If feasible, a graphic scale should be indicated. When practical, the plat or map of survey should be oriented so that North is at the top of the drawing. Supplementary or exaggerated scale diagrams should be presented accurately on the plat or map and drawn to scale. No plat or map drawing less than the minimum size of 8-1/2" by 11" will be acceptable.

4.   The  plat  or  map  of survey should meet with  the  minimum
     Standard Detail Requirements for Land Title Surveys as adopted by the American Title Association and American
     Congress on Surveying and Mapping.

5. The character and location of all buildings upon the plot or parcel must be shown and their location given with reference to boundaries. Proper street numbers should be shown where available. Physical evidence of easements and/or servitudes of all kinds, including but not limited to those created by roads, rights of way, water courses, drains, telephone, telegraph or electric lines, water, sewer, oil or gas pipelines, etc., on or across the surveyed property and on adjoining properties if they appear to affect the enjoyment of the surveyed property should be located and noted. If the surveyor has knowledge of any such easements



Seller/Lessee Initial:
Commitment For: TGI Friday's Restaurant, /s/ JC
May 6, 1997




     and/or servitudes, not physically evidenced at the time the present survey is made, such physical non-evidence should be noted. All recorded easements, rights of way and other record matters affecting the Parcel should be located and identified by recording date. Surface indications, if any, of underground easements and/or servitudes should also be shown. If there are no buildings erected on the property being surveyed, the plat or map of survey should bear the statement "No Buildings". Curb cuts and adjoining streets should be shown.

6. Joint or common driveways and alleys must be indicated. Independent driveways along the boundary must be shown together with the width thereof. Encroaching driveways, strips, ribbons, aprons, etc., should be noted. Rights of access to public highways should be shown. The right-of-way line of any public street must be shown in relationship to the property surveyed and the street must be labeled "Publicly Dedicated" or "Private Thoroughfare" as the case may be.

7. As minimum requirement, at least two (2) sets of prints of the plat or map of survey should be furnished to AEI, 1300 Minnesota World Trade Center, 30 E. Seventh Street, St. Paul, MN 55101, attention: Acquisitions Closing Manager, and one (1) copy to the title company.

8. The survey should certify as to the total square footage of the area surveyed and as to the square footage at the exterior walls of any improvements on the Parcel. The survey should note the absence of, or indicate the existence of, any building restriction or setback lines. Paved areas should be shown and the survey should designate the area for parking and its dimensions. If completed, the survey should indicate the actual number of parking spaces and, if possible, the actual parking spaces should be outlined on the survey.



Seller/Lessee Initial:
Commitment For: TGI Friday's Restaurant, /s/ JC
May 6, 1997